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                                                                    EXHIBIT 10.7

                     LICENSE AND STOCK PURCHASE AGREEMENT
                      -----------------------------------

     This License Agreement (the "Agreement") is made effective as of May 1, 1996 by and among TELEGEN CORPORATION, a California corporation with offices at 353 Vintage Park Drive, Foster City, California 94404, U.S.A. ("Telegen"), and TELEGEN DISPLAY LABORATORIES, INC. ("TDL") with offices at the same location. Each of the aforementioned is from time to time referred to individually as a "Party" and collectively they are from time to time referred to as the "Parties."
                                    RECITAL
                                    -------
     WHEREAS, Telegen believes it has developed patentable High Gain Emissive Display Technology ("HGED") suitable for flat-panel display devices, and Telegen desires to license (with a right to acquire full ownership in the future) to its newly-formed, wholly-owned subsidiary, TDL, all its proprietary intellectual property rights associated with such technology;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1.   TERMS OF THE LICENSE

     The parties agree to the following terms of the license (the "License"):

          1.1   Licensed Technology.  Telegen hereby licenses to TDL all
                --------------------
of the proprietary flat panel display technology which Telegen owns, including but not limited to its HGED, and all improvements made from time to time during the course of this Agreement to the technology (the "Technology"). The
Technology also includes, but is not limited to manufacturing methods, interface hardware and control software licensed, whether patented or not patented, including trade secret information, formulations and manufacturing know-how.
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          1.2   Term of License. The term of the License shall be in perpetuity,
                ---------------
until Telegen has received $25,000,000 in royalty payments from TDL, at which time the Technology shall be assigned to TDL.

          1.3   Royalties. Upon sale of any device manufactured by TDL
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incorporating the licensed Technology by TDL, TDL will pay Telegen royalty fees.
which the Parties will agree prior to the commencement of such sales. As part of such an agreement on royalties, the parties agree that they will negotiate the terms of the license here in as approprioate.

          1.4   Termination. The License will terminate during its term upon the
                -----------
voluntary or involuntary filing of a petition for liquidation, reorganization, bankruptcy, insolvency, or the like, under the federal bankruptcy laws of the United States or any state law governing bankruptcy, insolvency, of the like, or upon the liquidation of TDL.

          1.5   Territory.  The territory of the License shall be world-wide.
                ---------

          1.6   Exclusivity.  The License, during its term, shall be exclusive.
                -----------

     2.   TERMS OF THE STOCK SALE

     The parties agree to the following terms of the sale of TDL common stock to
Telegen:

          2.1   Amount. In consideration for the License given to TDL hereby, by
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Telegen, TDL will issue 8,500,000 shares of its common stock to TDL (the
"Stock").

          2.2 Telegen's Representations and Warranties.  Telegen hereby
              ----------------------------------------
severally represents and warrants to TDL that:

                (a)  Authorization.  Telegen has full corporate right and power
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to enter into this Agreement and to carry out the transactions contemplated hereby.

                (b)  Binding Effect.  This Agreement has been duly signed and
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deliverd by Telegen and consititutes legal, valid and binding obligation, enforceable against Telegen in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws that generally affect creditors and except as may be limited by general principles of common law equity.

                (c)  Purchase Entirely for Own Account:  This Agreement is made
                     ---------------------------------
with Telegen in reliance upon Telegen's representation to the Company, which by Telegen's execution of this Agreement Telegen hereby confirms, that the Stock will be acquired for investment for Telegen's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part therof, and that Telegen has no presnet intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Telegen further represents that Telegen does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Stock. Telegen represents that it has full power and authority to enter into this Agreement.

                (d)  Qualified Investor.  Telegen represents and warrants that
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it is an "Accredited Investor" as that term is defined under Regulation D, promulgated under the 1933 Securities Act, as amended. Telegen also represents and warrants that it either has a pre-existing business or personal relationship with TDL or any of its officers, directors, or controlling persons, or by reason of Telegen's business or financial experience and could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in TDL and to protect Telegen's own interest in connection with this transaction.

                (e)  Disclosure Information. Telegen believes it has received
                     ----------------------
all the infromation it considers necessary or appropriate for deciding whether to acuire the Stock.

                (f)  Investment Experience.  Telegen acknowledges that it is
                     ---------------------
able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. Telegen also represents it has not been organized for the purpose of acquiring the Stock.

                (g)  Restricted Securities.  Telegen understands that the stock
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is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from TDL in a transaction not involving a public offering and that under such laws and applicable regulations such shares may beresold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances.

     3.   MISCELLANEOUS PROVISIONS

          3.1   Further Assurances. The Parties shall do and perform, or cause
                ------------------
to be done and performed, all such further acts and things and shall sign and deliver all other documents and instruments as may from tire to time be reasonable necessary to carry out the intent and purposes of this Agreement and consummate or memorialize the transactions contemplated by this Agreement. No Party shall voluntarily


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undertake any course of action inconsistent with its obligations under this
Agreement, and each Party shall try to perform as early as is practicable the obligations it is required to perform under this Agreement.

          3.2   Notices. All notices and other communications required or
                -------
permitted by this Agreement to be delivered by one Party to one or more other Parties shall be delivered in writing, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address set forth below or to such other address as may be specified by a Party by means of a notice given in accordance with this Section 3.2:

     To either Telegen or TDL:    Office of the Corporate Counsel
                                  Telegen Corporation
                                  353 Vintage Park Drive, Suite H
                                  Foster City, CA 94404
                                  Fax number: (415) 349-9404

          3.3   Amendments. This Agreement may only be amended by a writing
                ----------
signed by all the Parties.

          3.4   Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement of the Parties respecting the subject matter and supersedes all prior oral and written understandings and agreements between or among the Parties relating to that subject matter.

          3.5   Successors and Assigns. This Agreement may not be assigned by
                ----------------------
any Party without the written consent of the other Parties.

          3.6   Counterparts and Headings. This Agreement may be signed
                -------------------------
concurrently in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Headings in this Agreement are for convenience of reference purposes only and shall not be deemed to have substantive effect.


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          3.7   Severability. If any provision of this Agreement is held to be
                ------------
illegal or unenforceable, it shall be modified to the extent necessary to make it legal and enforceable, if that can be accomplished, and in all events the other provisions of this Agreement shall remain unaffected.

          3.8   No Implied Waivers. No failure or delay by any Party in
                ------------------
enforcing any right or remedy under this Agreement shall be construed as a waiver of any future exercise of such right or remedy.

          3.9   No Third-Party Beneficiaries. This Agreement is for the sole
                ----------------------------
benefit of the Parties and is not for the benefit of any other person or entity.

          3.10  Governing Law. This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of California (including applicable United States Federal law) without reference to its choice of law rules.

     IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement as of the date that appears in its first paragraph.


                                   TELEGEN CORPORATION


                                    By:     /s/ Jessica L. Stevens
                                        ------------------------------------
                                        Jessica L. Stevens, President



                                    TELEGEN DISPLAY LABORATORIES, INC.


                                    By:      /s/ Warren M. Dillard
                                        ------------------------------------
                                        Warren M. Dillard, Chief Financial
                                        Officer



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